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                                                                     EXHIBIT 5.1


                                 March 23, 1998


Securities and Exchange Commission
450 Fifth Street
Judiciary Plaza
Washington D.C. 20549

     Re:  3CI Complete Compliance Corporation: Registration Statement on
          Form S-1

Gentlemen:

     As counsel for 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), we have examined the Company's Certificate of Incorporation and By-Laws, each as amended, and such other corporate records, documents and proceedings, and such questions of law, as we have deemed relevant for the purpose of this opinion, together with the Company's Registration Statement (the "Registration Statement") on Form S-1, as filed on the date hereof with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of 1,518,434 shares (collectively, the "Shares") of the common stock, par value $.01 per share, of the Company ("Common Stock"). Up to 1,002,964 of the Shares (the "Warrant Shares") are issuable upon the exercise of outstanding Common Stock purchase warrants (the "Warrants") and 515,470 of the Shares are being offered by certain selling securityholders (the "Secondary Shares").

     On the basis of such examination, we are of the opinion that the Warrant Shares have been duly and validly authorized, and when issued in accordance with the terms of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable. The Secondary Shares have been duly and validly authorized, and are duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and the related prospectus wherever contained therein and we also consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  PORTER & HEDGES, L.L.P.